                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG

                           SIX CONTINENTS HOTELS, INC.

                         CANDLEWOOD HOTEL COMPANY, INC.

                                       AND

                        CANDLEWOOD HOTEL COMPANY, L.L.C.




                                October 27, 2003

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I PURCHASE AND SALE.....................................................................................2

1.1      Transfer of Assets.....................................................................................2
1.2      Consideration to be Paid by Purchaser..................................................................2
1.3      Assumption of Certain Liabilities......................................................................4
1.4      Closing................................................................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................5

2.1      Organization and Authority of Sellers..................................................................5
2.2      Due Authorization......................................................................................5
2.3      No Conflict; Consents..................................................................................6
2.4      Compliance with Laws...................................................................................6
2.5      Title to Assets; Necessary Properties..................................................................6
2.6      Licenses...............................................................................................6
2.7      Equipment Leases.......................................................................................8
2.8      Litigation; Judgments..................................................................................8
2.9      Benefit Plans..........................................................................................9
2.10     Financial Information.................................................................................10
2.11     Taxes; Other Undisclosed Liabilities..................................................................11
2.12     No Unions.............................................................................................11
2.13     Environmental.........................................................................................12
2.14     Assumed Contracts.....................................................................................13
2.15     Employees.............................................................................................13
2.16     Franchising Intangibles...............................................................................14
2.17     Insurance.............................................................................................15
2.18     Solvency of Sellers...................................................................................15
2.19     FF&E..................................................................................................15
2.20     Certain Relations.....................................................................................15
2.21     Brokers...............................................................................................16
2.22     Full Disclosure.......................................................................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................16

3.1      Organization and Authority of Purchaser...............................................................16
3.2      Due Authorization.....................................................................................16
3.3      No Conflict; Consents.................................................................................16
3.4      Litigation............................................................................................17
3.5      Disclosure Documents..................................................................................17
3.6      Financing.............................................................................................17
3.7      Purchaser's Assets....................................................................................17
3.8      Brokers...............................................................................................17

ARTICLE IV OTHER COVENANTS.....................................................................................17

4.1      Payment by Sellers of Sellers' Vendors and Other Indebtedness.........................................17
4.2      Sales and Transfer Taxes..............................................................................18
4.3      Employees.............................................................................................18
4.4      Conduct of the Business...............................................................................20
4.5      Proxy Statement.......................................................................................22
4.6      Special Meeting.......................................................................................22
4.7      No Solicitation.......................................................................................23
4.8      Termination Fee.......................................................................................24
4.9      Noncompetition........................................................................................24
4.10     Franchising Receivables...............................................................................25
4.11     Maintenance of Books and Records......................................................................25
4.12     Liability Insurance...................................................................................25
4.13     Further Action; Future Cooperation....................................................................25
4.14     Appropriate Action; Consents; Filings.................................................................26
4.15     Public Announcements..................................................................................26

ARTICLE V CLOSING..............................................................................................27

5.1      Closing Deliveries of Sellers.........................................................................27
5.2      Closing Deliveries of Purchaser.......................................................................28
5.3      Conditions to Each Party's Obligations to Close.......................................................30
5.4      Conditions to Purchaser's Obligation to Close.........................................................30
5.5      Conditions to Sellers' Obligations to Close...........................................................31

ARTICLE VI.....................................................................................................32

6.1      Termination...........................................................................................32
6.2      Effect of Termination.................................................................................32

ARTICLE VII MISCELLANEOUS PROVISIONS...........................................................................33

7.1      Effect of Representations and Warranties..............................................................33
7.2      Non-Survival of Representations and Warranties........................................................34
7.3      Headings..............................................................................................34
7.4      Entire Agreement; Amendment; Waiver...................................................................34
7.5      Counterparts; Copies..................................................................................34
7.6      Binding Effect........................................................................................34
7.7      Expenses..............................................................................................34
7.8      Nature of Representations, Warranties, Covenants and Agreements.......................................34
7.9      Notices...............................................................................................35
7.10     Governing Law.........................................................................................36
7.11     Exhibits..............................................................................................37
7.12     No Third-Party Beneficiary............................................................................37
7.13     Assignment............................................................................................37
7.14     Construction..........................................................................................37
7.15     Disclosure............................................................................................38

7.16     Non-Recourse..........................................................................................38
7.17     Specific Performance..................................................................................38

EXHIBITS

Exhibit A         List of Hotels
Exhibit B         Marketing Fund Accounts
Exhibit C         General Conveyance, Bill of Sale and Assignment and Assumption Agreement
Exhibit D         Franchise Assignments
Exhibit E         Closing Agenda

SCHEDULES

Schedule l.l(k)   Assets
Schedule 1.2(b)   Wiring Instructions of Sellers and Amounts
Schedule 1.2(e)   Wire Instructions of Purchaser
Schedule 1.3(b)   Excluded Assets
Schedule 2.1      Franchising Jurisdictions
Schedule 2.3      Consents of Sellers
Schedule 2.4(a)   Compliance with Laws
Schedule 2.4(b)   Permits
Schedule 2.5      Exceptions to Title
Schedule 2.6      Licenses
Schedule 2.7      Equipment Leases
Schedule 2.8      Litigation
Schedule 2.9      Employee Benefit Plans
Schedule 2.11     Undisclosed Liabilities
Schedule 2.13     Environmental Laws
Schedule 2.14     Assumed Contracts
Schedule 2.15     Employees
Schedule 2.16     Franchise Intangibles
Schedule 2.17     Insurance
Schedule 2.19     FF&E
Schedule 2.20     Franchise Relations; Applications and Prospects
Schedule 2.21     Brokers
Schedule 3.3      Consents of Purchaser

                              LIST OF DEFINED TERMS

 "include", "includes" or "including"..........................................................................38
Accrued Medical Leave of Absence................................................................................4
Accrued Vacation................................................................................................4
Adjustment......................................................................................................3
Adjustment Schedule.............................................................................................3
Agreement.......................................................................................................1
Assets..........................................................................................................2
Assumed Contracts..............................................................................................13
Assumed Liabilities.............................................................................................4
Business........................................................................................................1
Closing.........................................................................................................5
Closing Date....................................................................................................5
Closing Date Payment............................................................................................3
Code............................................................................................................9
Disclosure Schedule.............................................................................................5
Effective Time..................................................................................................5
Environmental Laws.............................................................................................12
Environmental Permits..........................................................................................12
Equipment Leases................................................................................................8
Exchange Act...................................................................................................10
Excluded Assets.................................................................................................5
Excluded Liabilities............................................................................................4
Expiration Date................................................................................................24
FF&E...........................................................................................................15
Franchise Assignments..........................................................................................28
Franchisee......................................................................................................1
Franchising Intangibles........................................................................................14
Franchising Receivables........................................................................................25
GAAP............................................................................................................3
General Conveyance, Bill of Sale and Assignment and Assumption Agreement.......................................28
Governmental Entity.............................................................................................6
Hazardous Substances...........................................................................................12
Hired Employees................................................................................................18
Hotels..........................................................................................................1
HPT Agreements..................................................................................................1
HPT Purchase Agreement..........................................................................................1
IACHO...........................................................................................................8
Interface......................................................................................................14
Knowledge......................................................................................................38
Licenses........................................................................................................7
Liens...........................................................................................................6
Marketing Fees..................................................................................................1
Marketing Fund..................................................................................................1
Material Adverse Effect........................................................................................37
Other Filings..................................................................................................17

Outside Date...................................................................................................32
Party...........................................................................................................1
Permits.........................................................................................................6
Property........................................................................................................4
Prorations......................................................................................................3
Proxy Statement................................................................................................17
Purchase Price..................................................................................................2
Purchaser.......................................................................................................1
Restricted Activity............................................................................................24
SEC............................................................................................................10
Seller..........................................................................................................1
Sellers.........................................................................................................1
Services........................................................................................................1
Special Meeting................................................................................................22
Supplemental Amount.............................................................................................3
Supplemental Amount Schedule....................................................................................3
System..........................................................................................................1
Termination Agreement...........................................................................................1
Territory......................................................................................................24
Transaction Documents...........................................................................................5
Transactions....................................................................................................5
UFOC............................................................................................................7
Vendors........................................................................................................17

                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is dated as of October 27, 2003, by and among Six Continents Hotels, Inc., a Delaware corporation ("Purchaser"), Candlewood Hotel Company, Inc., a Delaware corporation ("Candlewood"), and Candlewood Hotel Company, L.L.C., a Delaware limited liability company ("Franchisor"), (each of Candlewood and Franchisor, a "Seller", and jointly, "Sellers"; each of Purchaser and each Seller, a "Party", and collectively, the "Parties").

                              BACKGROUND STATEMENT

         Sellers have developed and own a concept and distinctive system ("System") for the design, decor, establishment, operation and image of hotels under certain proprietary trademarks and service marks, and utilizing certain trade secrets, of Sellers in connection with providing mid-priced, extended-stay lodging accommodations. Sellers are the exclusive franchisors of this System and provide certain services as a franchisor (the "Services") to extended-stay hotels operating or which may in the future operate under the trade name "Candlewood Suites" (collectively with the System and the Services, the "Business"), including sales and marketing, quality assurance, information technology, and access to a nationwide reservation system. In connection with the Business, Franchisor has entered into franchise or license agreements with the owner-operators (each a "Franchisee") for each of the hotels identified on Exhibit A (the "Hotels"). Candlewood provides the Services to the Franchisees and the Hotels pursuant to the terms of the Licenses (as defined herein). In addition, Candlewood owns the names "Candlewood"(R), "Candlewood Suites"(R) and "Where Value Stays"(R), and certain other names and other trade names, service marks, trademarks, logos, emblems, or other indication of origin which are part of Sellers' System and related to the Business. Pursuant to the terms of the Licenses, the Franchisees pay to Franchisor certain sums as royalty fees and as marketing fees (the "Marketing Fees"), which amounts are deposited into deposit accounts (in respect of the Marketing Fees, the "Marketing Fund") owned or controlled by Candlewood and identified on Exhibit B. Purchaser desires to purchase and assume, and Sellers desire to sell and assign, the assets relating to the operation of the Business and certain specified liabilities relating to the operation of the Business.

         Contemporaneously with the execution of this Agreement, Candlewood and certain of its subsidiaries and Hospitality Properties Trust, a Maryland real estate investment trust ("HPT") are entering into that certain Purchase and Sale Agreement (the "HPT Purchase Agreement") as well as that certain Termination Agreement (the "Termination Agreement" and, together with the HPT Purchase Agreement, the "HPT Agreements").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Transfer of Assets. Subject to the terms and conditions of this Agreement, at the Closing and as of the Effective Time, Sellers agree to sell, convey, assign and deliver to Purchaser and Purchaser agrees to purchase and accept from Sellers, the following assets (other than any Excluded Assets) of the Business of Sellers, in each case free and clear of all liens of any kind or nature, including all right, title and interest of Sellers in and to the following, as the same shall exist at the Effective Time (collectively, the "Assets"):

                  (a)      The Licenses (as defined in Section 2.6);

                  (b)      The Franchising Intangibles (as defined in
                           Section 2.16);

                  (c)      The Marketing Fund (as defined in the Background
                           Statement);

                  (d) All of the goodwill of Sellers related to the Business;

                  (e)      The Permits (as defined in Section 2.4);

                  (f)      The Assumed Contracts (as defined in Section 2.14);

                  (g)      The FF&E (as defined in Section 2.19);

                  (h)      The Equipment Leases; (as defined in Section 2.7);

                  (i) The files and records related to the Business, original copies of the Licenses, Assumed Contracts and Permits, guest history records, prototype plans and construction documents, model Candlewood guest room FF&E, future bookings, and training or other manuals related to the Business;

                  (j) All sales and marketing materials and records (whether or not current) that any Seller owns or uses in connection with the operation of the Hotels or the solicitation of franchises;

                  (k)       The assets specified on Schedule l.l(k);

                  (1) All other items of personal property of any kind, tangible or intangible, owned by any Seller and used or held for use in the operation of the Business.

         1.2 Consideration to be Paid by Purchaser. The consideration to be paid by Purchaser to Sellers hereunder shall be determined, paid and allocated as provided herein below:

                  (a) Consideration; Allocation; Fair Value. The consideration to be paid by Purchaser for the Assets will equal (i) the sum of $15,000,000 minus (ii) the sum of the Supplemental Amount (determined pursuant to Section 1.2(c)) and the Adjustment (determined pursuant to Section 1.2(d)) (the "Purchase Price")) and, in addition, Purchaser will assume the Assumed Liabilities to the extent provided in
         Section 1.3.

                  (b) Closing Payment. At the Closing, in addition to the assumption of the Assumed Liabilities by Purchaser at the Effective Time, Purchaser will pay to or for the accounts of Sellers (allocated among Sellers in accordance with the percentages and pursuant to the wiring instructions set forth on Schedule 1.2(b)) by wire transfer of immediately available funds the amount by which (i) $15,000,000 exceeds
         (ii) the sum of the Supplemental Amount (without giving effect to the Adjustment) and the aggregate of the amounts paid by Purchaser to third party creditors of any Seller pursuant to pay off letters delivered to Purchaser on or before the Closing Date and/or pursuant to written instructions signed by Sellers (the "Closing Date Payment").

                  (c) Supplemental Amount. Except as otherwise provided herein, all charges and fees attributable to the Assumed Contracts shall be prorated by and between Sellers and Purchaser as of the close of business on the Closing Date, with the aggregate amount of such prorations being deemed a positive value if such aggregate results in an amount payable by Sellers to Purchaser, and with the aggregate amount of such prorations being deemed a negative value if such aggregate results in an amount payable by Purchaser to Sellers (the "Prorations"). The "Supplemental Amount" shall equal the estimated value of the Prorations, and will be determined in good faith by Sellers and in accordance with generally accepted accounting principles consistently applied ("GAAP") (except that no item shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively). Sellers shall deliver to Purchaser not later than five (5) days prior to the Closing Date a schedule (the "Supplemental Amount Schedule"), certified by the treasurer or chief financial officer of each Seller, setting forth the Prorations and Sellers' calculation of the Supplemental Amount.

                  (d) Adjustment. Promptly and not later than twenty (20) after the Closing Date, Sellers shall deliver to Purchaser a schedule (the "Adjustment Schedule"), certified by the treasurer or chief financial officer of each Seller, setting forth (a) the actual value of the Prorations and (b) Sellers' calculation of the amount of the excess of the actual value of the Prorations over the Supplemental Amount (the "Adjustment"), which amount may be positive or negative. If within five
         (5) business days after receipt of the Adjustment Schedule, Purchaser has not given Sellers notice of objection (reasonably specifying only the issue(s) in dispute) of Sellers' calculation of the Adjustment, then Sellers' calculation will be final and binding on the parties. If Purchaser gives such notice of objection, then the parties will attempt to resolve any disagreements. If Purchaser and Sellers cannot resolve any disagreements within twenty (20) days of the delivery of a notice of objection, then the issue(s) in dispute shall be submitted to a nationally recognized accounting firm mutually acceptable to the parties and the decision of such accounting firm shall be final and binding on the parties. Any fees of such accounting firm shall be split evenly between Purchaser, on the one hand, and Sellers, on the other hand.

                  (e) Adjustment Payment. Promptly after mutual agreement or the final determination of the Adjustment (but in no event later than two (2) business days after such agreement or determination), (i) Sellers shall pay to Purchaser (pursuant to the wiring instructions set forth on Schedule 1.2(e)) the Adjustment if the Adjustment is a positive value, or (ii) Purchaser shall pay to Sellers (in the same percentages and manner as the Closing Date Payment was paid) the absolute value of the Adjustment if the Adjustment is a negative value.

         1.3      Assumption of Certain Liabilities.

                  (a) Assumption by Purchaser. As of the Effective Time, Purchaser agrees to assume only the obligations of any Seller arising from and after the Effective Time under the following liabilities directly related to the Business and the Assets (collectively, "Assumed Liabilities"):

                           (i)      the obligations of any Seller under the
Licenses for the Business, arising and accruing from and after the Effective Time other than those based on Sellers' breaches or violations occurring prior to the Effective Time or as a result of the assignments of the Licenses to Purchaser pursuant hereto in violation of the terms of the Licenses;

                           (ii)     all obligations of any Seller arising under
any Equipment Lease or Assumed Contract arising and accruing from and after the Effective Time other than those based on Sellers' breaches or violations occurring prior to the Effective Time or as a result of the assignments of the Equipment Lease or Assumed Contract to Purchaser pursuant hereto;

                           (iii)    for those employees of any Seller who are
actively employed as of the Closing Date and who are hired by Purchaser on the Closing Date, (A) the obligation of any Seller to honor accrued medical leave of absence as of the Effective Time, excluding all compensation, benefits, FICA and similar costs attributable thereto and any obligation to make a payment therefor upon termination (the "Accrued Medical Leave of Absence"), and (B) the aggregate of the amounts of accrued vacation as reflected on the books of Sellers at the Effective Time (the "Accrued Vacation"), each determined consistently with Sellers' past practices and certified by the chief financial officer or treasurer of each Seller; and

                           (iv)     Purchase orders that pertain solely to the
Business and that are outstanding and unfulfilled at the Effective Time, but only to the extent provided in Section 4.1 hereto.

                  (b) Exclusion of Other Assets and Liabilities. Except for the Assumed Liabilities expressly assumed by Purchaser, it is expressly understood and agreed that Purchaser will not be liable for and will not assume any of either Seller's obligations or liabilities, including contracts, claims, costs, expenses, agreements or understandings, of any kind or nature whatsoever, whether or not related to any Seller's operation of the Business or its ownership of the Assets prior to the Effective Time (the "Excluded Liabilities"). Without limitation, the term "Excluded Liability" includes any liability or obligation whatsoever with respect to any past or present environmental conditions of the Business or of any real property owned or leased by any Seller at any time for use in the operation of the Business, or on which any Seller conducted operations related to the Business ("Property"), any past or present breach, default or violation by any Seller with respect to any Equipment Lease, License, Assumed Contract or Permit, and amounts due or obligations to employees accrued or arising prior to the Effective Time, whether or not such employees are hired by Purchaser after the Effective Time. Notwithstanding anything in this Agreement to the contrary, the Assets to be transferred and assigned by Sellers to Purchaser hereunder shall not include those assets (if any) set forth on Schedule 1.3(b) hereto (the "Excluded Assets").

         1.4 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement, which shall consist of the deliveries set forth in Article VI, shall take place at the offices of Sullivan & Worcester LLP located at One Post Office Square, Boston, Massachusetts 02109 as soon as practicable after the satisfaction or, if permissible, the waiver of the conditions set forth in Article V. The effective time of the Closing (the "Effective Time") shall be as of 11:59 p.m. on the date on which the Closing occurs (the "Closing Date").

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         In order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the Disclosure Schedule delivered by Sellers to Purchaser prior to the execution of this Agreement (the "Disclosure Schedule") Sellers hereby jointly and severally represent and warrant to Purchaser, as of the date hereof and again on and as of the Closing Date, as follows:

         2.1 Organization and Authority of Sellers. Candlewood is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Franchisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Candlewood owns all of the issued and outstanding limited liability company interests or other equity securities of Franchisor. Except with respect to compliance with federal or any state's franchise laws, to which Section 2.6 shall apply, each Seller is duly qualified as a foreign entity in such jurisdictions as the conduct of its business or the ownership of its properties requires such qualification unless such failure to so qualify could not reasonably be anticipated to have a Material Adverse Effect. Schedule 2.1 lists each jurisdiction in which either Seller is qualified or approved to transact business as a franchising entity. Each Seller has all necessary power and authority to own its properties and conduct its business as it is presently being conducted, to execute and deliver this Agreement and such other documents to be delivered hereunder (the "Transaction Documents") to which such Seller is or will be a party and to consummate the transactions contemplated thereby and hereby ("Transactions").

         2.2 Due Authorization. Candlewood's directors and Franchisor's members and managers (as required by their organizational documents) have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the Transactions, and, subject to approval by Candlewood's stockholders, no other corporate proceedings are necessary so to approve such authorization, execution and consummation. This Agreement and each of the Transaction Documents to which any Seller is a party constitute, or will constitute, when executed and delivered, a valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors rights and remedies generally and to the availability of specific performance or other equitable remedies (regardless of whether it is considered in a proceeding in equity or at law). In approving and authorizing the execution and delivery of this Agreement and each of the

Transaction Documents and the consummation of the Transactions, the board of directors of Candlewood, based in part upon advice received from its independent advisors, determined that the Purchase Price to be paid by Purchaser to Sellers hereunder is fair consideration for the sale of the Assets and the Business.

         2.3 No Conflict; Consents. The execution and delivery by each Seller of the Transaction Documents to which it is a party and the consummation by each Seller of the Transactions do not and will not: (a) violate the terms of any instrument, document or agreement to which any Seller is a party or by which any Seller or the Assets are bound, or be in conflict with, result in a breach of, constitute (upon the giving of notice or lapse of time or both) a default under or give rise to a right of termination under any such instrument, document or agreement or result in the creation of any lien upon any of the property or assets of any Seller relating to the Business (assuming all of the consents, approvals and authorizations set forth in Schedule 2.3 hereto are obtained); or
(b) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any domestic or foreign governmental, administrative, judicial or regulatory authority or court ("Governmental Entity") applicable to any Seller or relating to the Business. Except as set forth on Schedule 2.3 and for approval by the stockholders of Candlewood, no Seller is required to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Transactions.

         2.4 Compliance with Laws. Except as set forth on Schedule 2.4(a), Sellers are in good standing as a franchisor in each state in which the nature of their operations in connection with the Business requires them to maintain such standing. Except as set forth on Schedule 2.4(a), no Seller is or has within three years of the date of this Agreement been, or has received any notice of being or having been within three years of the date of this Agreement, in violation of, or under any investigation with respect to, any applicable law, statute, order, rule, regulation, agency agreement, judgment, decree, arbitration award, penalty or fine entered by any Governmental Entity relating to the Business or to any of the Assets, including any franchise laws, environmental laws, laws concerning occupational health and safety or applicable zoning laws or regulations. The business licenses and each other permit necessary for the operation of the Business as operated as of the date of this Agreement (the "Permits") are listed on Schedule 2.4(b), all of which are in full force and effect as of the date of this Agreement.

         2.5      Title to Assets; Necessary Properties. Except as set forth on
Schedule 2.5, Sellers have, and will transfer to Purchaser at the Closing, good and valid title to the Assets free and clear of all claims, liens, encumbrances, covenants, conditions, easements, reservations, leases or other restriction whether existing of record or not, security interests, mortgages, and similar interests of any kind or nature whatsoever (collectively, the "Liens"), subject only to the Assumed Liabilities and, at the Closing, Sellers will transfer to Purchaser all of the Assets free and clear of all Liens. The Assets are sufficient in all respects and include all necessary properties for Purchaser to operate the Business as historically operated, and are individually and collectively free from material damages by fire, accident or casualty, and free from material defects. In the event title to one or more assets used in the conduct of the Business is actually held by an affiliate of a Seller, Sellers will cause such affiliate to transfer the asset in question to Purchaser at the Closing.

         2.6      Licenses.

                  (a) As of the date of this Agreement, true, correct and complete copies of all executed franchise or license agreements between Franchisor and any Franchisee related to the Business, all amendments or stipulations thereto, and the name of each proposed Franchisee with a description of the status of negotiations with such party, have been delivered by Sellers to Purchaser and are listed in Schedule 2.6 (together with all franchise or license agreements of the Business entered into after the date hereof as provided herein, the "Licenses"). None of the Licenses has been amended or modified in any material respect since such copies were delivered. Each License is in full force and effect and has not been abandoned. Except as set forth on Schedule 2.6, each current Franchisee signed a Uniform Franchise Offering Circular ("UFOC") Item 23 "receipt" at least ten business days prior to executing its franchise agreement with Franchisor. Except as set forth in Schedule 2.6, as of the date of this Agreement, no proceeding is pending or, to the Knowledge of any Seller, is threatened, which alleges a breach or default under any of the Licenses or which seeks revocation, termination, or limitation of any of the Licenses, and no party to any License has given written notice of default or termination. Except for any transfer of any License between Franchisor and Candlewood, no Seller has made an assignment or transfer of any of its rights under any of the Licenses.

                  (b) Except as set forth in Schedule 2.6, neither the assignment of the Licenses by the applicable Seller to Purchaser hereunder, nor the exercise of any rights under the Licenses by Purchaser and its successors and assigns, shall violate the terms thereof or infringe or conflict in any way with the rights of (i) any Franchisee, or (ii) to the Knowledge of any Seller, any other person, firm, association, corporation or other entity. Subject to the terms of the Licenses, Franchisor is the exclusive owner of the franchisor rights under the Licenses, free and clear of any and all liens, claims and encumbrances, and, except as set forth in Schedule 2.6, no License contains any restrictions on the right of Purchaser and its successors and assigns to use and enjoy such Licenses.

                  (c) From the time of Sellers' or their predecessors' first sale of a franchise in each jurisdiction in which any of them have sold a franchise, Sellers and their predecessors have at all times maintained all government approvals necessary for the sale by them of franchises, and to act as a franchisor, in each such jurisdiction. At the time of each sale by it of a franchise to each Franchisee located in the State of Virginia, Franchisor was properly registered as a franchisor in such State. Except as set forth on Schedule 2.6, all franchise registrations remain in full force and effect and are not the subject of any existing or threatened government or other action intended, in whole or in part, to result in the termination, revocation, modification, suspension, conditioning or dissolution of any such franchise registration or any other circumstance which might or would impair, impede or preclude Purchaser's ability routinely to renew or amend (as the case may be) any such franchise registration or enter into franchise agreements in any jurisdiction. Except as set forth on Schedule 2.6, Sellers have not been notified by any Governmental Entity that any of Sellers may not sell one or more franchises in such jurisdiction. Except as set forth on Schedule 2.6, no Governmental Entity has imposed upon any Seller or the Business any requirement to escrow any franchise fees related to the Business.

                  (d) Each hotel that uses the System or any of the Franchise Intangibles is subject to a License with Sellers. Except as set forth on Schedule 2.6, Franchisor and Candlewood are and have been in compliance in all material respects with their obligations and liabilities under each of the Licenses, and all other obligations and liabilities that are due to the Franchisees. To the Knowledge of any Seller, except as set forth on Schedule 2.6, all Franchisees are in compliance in all material respects with their respective obligations and liabilities under the Licenses and all other obligations and liabilities due to Sellers. Except as set forth on Schedule 2.6, all of the Licenses, and Sellers rights and obligations thereunder, are freely assignable by Sellers with no requirement of consent or approval by any third party or Governmental Entity. Except as described on Schedule 2.6, there have been no prepayments of any amounts due under any License. Schedule 2.6 identifies all written contracts or other agreements other than Licenses between any Seller and any Franchisee as of the date of this Agreement, and Sellers are in compliance in all material respects with each such contract or agreement.

                  (e) Franchisor and Candlewood are and have been in compliance in all material respects with their obligations and liabilities in respect of the International Association of Candlewood Hotel Owners ("IACHQ"). Sellers have properly collected and accounted for all Marketing Fees paid by Franchisees in respect the Marketing Fund, including all rebates from third party vendors related to the Marketing Fund, and Schedule 2.6 reflects the amount of the Marketing Fund as of the date hereof. Each hotel operated under the trademark "Candlewood"(R) or "Candlewood Suites"(R) has equal representation on the marketing committee of IACHO, and the action of a majority of such hotels constitutes the action of such marketing committee. The directors and officers of IACHO are identified on Schedule 2.6.

         2.7 Equipment Leases. Schedule 2.7 lists all of the material equipment leases under which any Seller is lessee or sublessee of any FF&E or other personal property used or held for use in the operation of the Business (other than any that would constitute Excluded Assets) (the "Equipment Leases"). True, correct and complete copies of the Equipment Leases and all amendments thereto have been delivered to Purchaser by Sellers. Such Equipment Leases have not been further modified in any respect, are valid and legally binding upon the parties thereto, and remain in full force and effect. There is not under any of the Equipment Leases: (i) any material default by any Seller or, to the Knowledge of any Seller, the lessors; or (ii) any event which, with notice or lapse of time, or both, would constitute a material default by any Seller or, to the Knowledge of any Seller, by the lessors.

         2.8      Litigation; Judgments.

                  (a) Except as set forth on Schedule 2.8, there exists no formal or informal complaint, inquiry, investigation, or judicial or administrative action or proceeding, communicated or commenced (as the case may be) by any Governmental Entity to or against Sellers regarding the offer and sale of franchises; the administration of its franchise network; advancing or referring to any complaint received from any Franchisee; inquiring of or contesting any element of Sellers' franchise program or franchise relationships (including antitrust issues such as, without limitation, predatory pricing or monopolization); or otherwise related to Seller's compliance with any franchise or non-franchise law, rule or regulation. Except as set forth on
         Schedule 2.8 or as described in Franchisor's UFOC on the date of this Agreement, no franchise or franchise-related litigation of any type or nature whatsoever exists. Except as set forth on Schedule 2.8, Sellers have no knowledge of any complaints, threats to initiate or join in litigation or arbitration proceedings, threats to file complaints with any Governmental Entity or threats to otherwise complain of Sellers in any respect by any Franchisee (or group of Franchisees, including IACHO), whether such threats have been filed either with Sellers or any third party (including any Governmental Entity). Except as set forth on
         Schedule 2.8, there exists no material litigation or other claims asserted by any third party against any Franchisee in which any Seller or Purchaser is or may become a party under any theory, including negligence or "vicarious liability".

                  (b) Except as set forth on Schedule 2.8, there is no action, proceeding or investigation of any kind or nature pending or, to Sellers' Knowledge, threatened against or involving any of the Assets or the operation of the Business or which might hinder, delay or impose substantial restrictions on the consummation of the transactions contemplated hereby.

         2.9 Benefit Plans.

                  (a) No Employee Plan Liability. Neither Sellers nor any ERISA Affiliate (as defined below) has any liability under, or is subject to, any lien, restriction or other adverse right relating to, any "Employee Plans" (as defined below) (i) that would affect in any manner whatsoever Purchaser's right, title and interest in or Purchaser's right to use or enjoy (free and clear of any lien or restriction) any Assets, any Assumed Liabilities or any aspect of the Business or (ii) that would result in the assumption by or imposition on Purchaser or any of its affiliates or successors of any liability other than liabilities expressly included as Assumed Liabilities.
         Schedule 2.9 attached hereto lists any Employee Plans maintained, contributed to or participated in by Sellers or any ERISA Affiliate. "ERISA Affiliate" means each trade or business (whether or not incorporated) that together with any Seller is treated as a single employer pursuant to Internal Revenue Code ("Code") sections 414(b),
         (c), (m) or (o). "Employee Plans" means any "employee benefit plan" (as such term is defined section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and including all applicable laws thereunder ("ERISA")) or any other compensation, stock option, restricted stock, bonus, incentive, severance, fringe benefit or retirement plan of any kind whatsoever, whether formal or informal, not included in the foregoing or providing benefits for, or for the welfare of, any or all of the current or former employees, agents, officers, directors or independent contractors of Sellers or any ERISA Affiliate or their beneficiaries or dependents. Neither Sellers nor any ERISA Affiliate maintains or has ever maintained, contributed to or otherwise participated in or had any liability or obligation with respect to, any
         (i) defined benefit plan (as defined in ERISA section 3(35)) subject to ERISA Title I, Subtitle B, Part 3 or ERISA Title IV, (ii) multiemployer plan (as defined in ERISA section 3(37)), (ii) multiple employer plan (as defined in Code section 413(c)), (iii) multiple employer welfare arrangement (as defined in ERISA section 3(40)) or (iv) Employee Plan covering employees whose employment is subject to a collective bargaining agreement.

                  (b) COBRA. Schedule 2.9 lists the name of each former or current employee and "qualified beneficiary" (as defined in COBRA) of an Employee Plan subject to COBRA who has experienced a "qualifying event" (as defined in COBRA) and who is eligible for "continuation coverage" (as defined in COBRA) and whose maximum period for continuation coverage has not expired. Such list shall include the name, social security number and current address for each individual listed, the date and type of each qualifying event with respect to such individual and, for any individual who has not yet elected continuation coverage, the date on which such individual was notified of his or her rights to elect continuation coverage.

         2.10     Financial Information.

                  (a) Candlewood has filed all registration statements, forms, reports and other documents required to be filed by Candlewood with the Securities and Exchange Commission ("SEC") since January 1, 2000 and has made available to Purchaser copies of all registration statements, forms, reports and other documents filed by Candlewood with the SEC since such date. All such registration statements, forms, reports and other documents (including those that Candlewood may file after the date hereof until the Closing) are referred to herein as the "Candlewood SEC Reports." The Candlewood SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Candlewood SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Candlewood SEC Reports or necessary in order to make the statements in such Candlewood SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Candlewood SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, in accordance with GAAP the consolidated financial position of Candlewood and its subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Candlewood and its subsidiaries, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or are not expected to be material in amount.

                  (c) All financial information previously provided by Sellers to Purchaser or its representatives regarding the Business and the Assets is true and correct in all material respects with respect to the periods covered thereby, and was prepared in the ordinary course of the applicable Seller's business, consistent with the internal accounting practices of such Seller, consistently applied. All such financial information has been prepared in accordance with

         GAAP and fairly and accurately presents the financial condition and results of operations of the Business and the Assets as of the dates and for the periods shown thereon. Since the respective dates of the most recent of such financial statements and related information documents provided by Sellers to Purchaser, the operation of the Business by each Seller has been conducted in the ordinary course and consistent with past practices and there has not been any materially adverse change in the financial condition, assets, liabilities, revenues, expenses or operations of the Business.

                  (d) All Franchise Receivables are, and on the Closing Date will be, valid and represent or will represent true and correct amounts owed to Sellers. The reserves for doubtful or uncollectible Franchise Receivables reflected on Sellers' most recent quarterly balance sheet and on its books and records as of the Closing Date Financial Statements were and will be established in accordance with GAAP consistently applied.

         2.11 Taxes; Other Undisclosed Liabilities. Each Seller has filed or will file when due all federal, state and local income, franchise, sales, use, payroll, excise, business and license tax returns required by law to be filed by such Seller with respect to the Business or the ownership of the Assets for all periods prior to the Effective Time. Each Seller has paid or will pay all federal, state, local or foreign taxes or other governmental charges (including interest or penalties) imposed with respect to the Business or the ownership of the Assets for all periods prior to and including the Closing Date. There are no liens for any such taxes on any of the Assets other than any liens for taxes not yet due and payable. There are no outstanding assessments or any such taxes otherwise due that if not paid on a timely basis would result in any liens for such assessments or taxes on any of the Assets.

                  (b) Except as set forth in Schedule 2.11, neither Seller has any liabilities of any nature (whether absolute, accrued, contingent, liquidated, unliquidated, known, unknown or otherwise) related to the Assets or the Business, and no act, omission, fact or circumstance has occurred which could result in such a liability, except for


                           (i) liabilities reflected or reserved against in and the most recent annual and quarterly financial statements of Sellers contained in the Candlewood SEC Reports (which reserves are adequate, appropriate and reasonable),

                           (ii) additional indebtedness resulting from borrowings by Sellers under any existing loan or credit agreement, provided that such borrowings were made in the ordinary course of business; and

                           (iii) trade payables and similar ordinary and necessary liabilities incurred in the ordinary course of the Business (which, among other things, do not include liabilities or obligations arising from the borrowing of money or secured indebtedness or negligent or unlawful actions any Seller or any of their respective officers, directors, agents or employees).

         2.12 No Unions. There are no collective bargaining agreements with any unions affecting any of the Business or Assets. To each Seller's knowledge, within the 12-month period preceding the date of this Agreement, there have been no material actions relating to or attempts at organizing any unions for any of the Business.

         2.13     Environmental.

                  (a) For purposes of this Section 2.13, the following definitions shall apply:

                           (i) "Environmental Law(s)" shall mean any and all applicable international, federal, state, or local laws, statutes, ordinances, regulations, policies, guidance, rules, judgments, orders, court decisions or rule of common law, permits, restrictions and licenses, which (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), or any other law of similar effect..

                           (ii) "Environmental Permits" shall mean any material permit, license, authorization or approval required under applicable Environmental Laws.

                           (iii) "Hazardous Substances" shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or byproducts or derivatives.

                  (b) To the Knowledge of any Seller, and except as set forth on Schedule 2.13, attached hereto:

                           (i) The operations of the Properties, was in full compliance in all material respects with all Environmental Laws at all times during the periods of any Seller's ownership, lease, management or conduct of operations with respect to such Properties.

                           (ii) Each Seller has all the Environmental Permits necessary for the conduct and operation of the business as now being conducted, all of which are in full force and effect.

                           (iii) There is not now and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to, any Seller owned, leased or operated property associated with the Business except in compliance with all applicable Environmental Laws.

                           (iv) No Seller has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any release or threatened release of

         Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law, nor is the Company aware of any information which might form the basis of any such notice or any claim.

                           (v) There is no site to which any Seller has transported or arranged for the transport of Hazardous Substances which to the Knowledge of the Seller is or may become the subject of any environmental action.

                  (c) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted at any Seller owned, leased or operated property, have been provided to Purchaser.

         2.14 Assumed Contracts. True, correct and complete copies of all contracts to which any Seller is a party as of the date of this Agreement (other than the Permits and the Licenses but including any confidentiality agreement between any Seller and any Franchisee) that are material to the operation of the Business and all amendments thereto (the "Assumed Contracts") have been delivered to Purchaser by Sellers and are listed on Schedule 2.14 as of the date of this Agreement, and, except as specifically identified on Schedule 2.14 hereto, all of such Assumed Contracts are able to be terminated by the applicable Seller without cause on not more than sixty (60) days' notice. None of the Assumed Contracts has been materially modified since such copies were delivered. Each Assumed Contract is in full force and effect in all material respects. No party to any of the Assumed Contracts has given notice of default or termination. Except as set forth on Schedule 2.14, Franchisor and Candlewood are and have been in compliance in all material respects with their obligations and liabilities under each of the Assumed Contracts. To the Knowledge of any Seller, except as set forth on Schedule 2.14, all other parties to the Assumed Contracts are in compliance in all material respects with their respective obligations and liabilities under the Assumed Contracts. Except for any transfer of any Assumed Contract between Candlewood and Franchisor, no Seller has made an assignment or transfer of any of its rights under any of the Assumed Contracts. Neither the assignment of the Assumed Contracts by the applicable Seller to Purchaser hereunder, nor the exercise of any rights under the Assumed Contracts by Purchaser and its successors and assigns, shall violate the terms thereof or infringe or conflict in any way with the rights of (i) any Franchisee, or (ii) to the Knowledge of any Seller, any person, firm, association, corporation or other entity that could reasonably be anticipated to have a Material Adverse Effect. Except as otherwise provided on Schedule 2.14, each Assumed Contract is freely assignable by Sellers with no requirement of consent or approval by any third party or Governmental Entity.

         2.15 Employees. Schedule 2.15 attached hereto contains a true and complete list of all Hotel-based operational employees and strategic sales directors of Sellers employed in connection with the operations of the Business as of the date of this Agreement, including thereon the name, date of hire, Hotel location, and the current hourly or annualized aggregate compensation of each employee (including any accrued bonuses or other forms of incentive compensation), all Accrued Vacation and Accrued Medical Leave of Absence for each employee. Except as otherwise set forth on Schedule 2.15, each of the employees listed on Schedule 2.15, as of the date of this Agreement, has been actively employed by the applicable Seller through the date of this Agreement.

         2.16     Franchising Intangibles.

                  (a) Schedule 2.16 lists all of the registered trademarks (including the names "Candlewood"(R), "Candlewood Suites"(R), "Where Value Stays"(R)), material unregistered trademarks, service marks, trade names, Trade Secrets (as defined below, provided that such listing of Trade Secrets contains only a general description of material Trade Secrets that have been reduced to writing), registered and material unregistered copyrights, domain name registrations and patents owned by any Seller and used in the Business (including where applicable, the date of registration, serial or registration number or patent number), as of the date of this Agreement, which Schedule will be revised, as necessary, to add any such items used in the Business as of the Closing Date. "Franchising Intangibles" shall mean all of the trademarks, service marks, trade names, Trade Secrets, copyrights and copyrighted material, domain name registrations, or patents, and the custom interfaces for the HIS Lodging Touch system, used by either Seller or their affiliates in connection with the operation of the Business, whether or not listed on Schedule 2.16, and shall also include the mark "Cambridge Suites by Candlewood"(R). "Trade Secrets" shall mean confidential information of Sellers, including (i) the design for System hotels, (ii) methods of service and operations at System hotels, (iii) knowledge of sales and profit performance at any one or more System hotels, (iv) knowledge of test programs, concepts or results relating to new advertising and promotional programs, (v) sources of suppliers of equipment, (vi) advertising, promotion, and marketing techniques, (vii) methods and information regarding the selection and training of managers and other employees for System hotels; and (viii) Sellers' System standards manual setting out the standards, methods, procedures, techniques and specifications of the System.

                  (b) Candlewood owns all right, title and interest in and to all trademarks, service marks, trade names, Trade Secrets, copyrights and copyrighted material, domain name registrations, patents and the Interface included within the Franchising Intangibles, the use of which has been licensed to Franchisor and sublicensed to the Franchisees pursuant to the Licenses. Candlewood licenses all such items to Franchisor for use in the Business. Except to the extent set forth in Schedule 2.16 and as licensed to Franchisees pursuant to the Licenses, each Seller owns, has the sole and exclusive right to use or the right without restrictions to use royalty-free all Franchising Intangibles in connection with the Business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No person other than Sellers and the Franchisees has any right to use any of the Franchising Intangibles in connection with the hotel business. Except as set forth on Schedule 2.16, no claims have been asserted within the past three years, and no claims are pending, by any person regarding the use of any Franchising Intangibles or challenging or questioning the validity or effectiveness of any Franchising Intangibles. The use by any Franchisee or each Seller of the Franchising Intangibles has not and does not infringe on the rights of any person under applicable law.

                  (c)      Except to the extent set forth in Schedule 2.16, each
         Seller:

                           (i) has procedures in place sufficient to maintain the confidentiality of the Trade Secrets; and

                           (ii) has obtained from each of its employees and/or consultants valid and enforceable assignments of their rights in any Trade Secrets or other Franchising Intangibles which such employees and/or consultants developed during the course of their employment or other relationship with such Seller.

                  To the extent Trade Secrets are not in documentary form, Sellers will, on or within a reasonable time after the Closing Date, make such Trade Secrets available to Purchaser by other appropriate means, such as interviews, technical assistance or training, at no additional cost to Purchaser, sufficient to transfer such Trade Secrets.

                  (d) Except to the extent set forth in Schedule 2.16, Sellers control the quality of the services rendered by Franchisees under the Franchising Intangibles by performing regular inspections at each Franchisee location, and to the extent any material defects have been revealed by such inspections, Sellers have taken appropriate steps to ensure that the Franchisee has corrected such material defects.

         2.17 Insurance. The Assets and the Business are currently insured under various policies of general liability and other forms of insurance, which are set forth on Schedule 2.17, as of the date of this Agreement, and based on the past claims experience of Candlewood and Franchisor, such policies are in amounts adequate in the reasonable judgment of Sellers to protect the business from significant loss. All such policies are in force and effect with premiums thereon timely paid and, to the Knowledge of any Seller, no act or failure to act has occurred which caused or may cause any such policy to be canceled or terminated. Seller has not been refused any material insurance with respect to the Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. Except as set forth on Schedule 2.17, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Assets that require or recommend material changes in the conduct of the Business. Schedule 2.17 denotes which of the liability policies are "occurrences" policies and which are "claims made" policies.

         2.18 Solvency of Sellers. As of the Closing Date, the assets of each of Candlewood and Franchisor will exceed each such entity's liabilities and each of Candlewood and Franchisor will have at and after the Effective Time funds sufficient to enable it to pay its debts, obligations and other liabilities, including the Excluded Liabilities as and when they become due. Each of Candlewood and Franchisor have not been and will not after the Effective Time be engaged or about to engage in a business or a transaction for which its remaining assets were unreasonably small in relation to the business or transaction.

         2.19 FF&E. Schedule 2.19 lists all furniture, trade fixtures, machinery, computers, cash registers and equipment owned or leased by any Seller and used in connection with the operation of the Business (the "FF&E"). Sellers have good and valid title to the FF&E and such FF&E is to be sold and conveyed to Purchaser hereunder in good condition, normal wear and tear excepted.

         2.20 Certain Relations. Seller's relations with its Franchisees are generally good, and to each Seller's Knowledge, there has not been any materially adverse change in relations with the Franchisees as a result of the disclosure of the Transactions or otherwise since the date hereof. Schedule 2.20 lists all pending applications for Licenses and all material prospective franchisees. All franchise applications are being processed in the ordinary course of business consistent with past practice.

         2.21 Brokers. Except as set forth in Schedule 2.21, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Sellers.

         2.22 Full Disclosure. This Agreement and the exhibits and schedules attached hereto disclose all facts material to the Assets and operation of the Business. No statement contained herein or in any certificate, schedule, list, exhibit, document, agreement or other instrument furnished by any Seller to Purchaser in connection with this Agreement contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  In order to induce Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

         3.1 Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified as a foreign entity in such jurisdictions as the conduct of its business or the ownership of its properties requires such qualification unless such failure to so qualify reasonably could not be anticipated to have a Material Adverse Effect. Purchaser has all necessary power and authority to execute and deliver the Transaction Documents to which Purchaser is or will be a party and to consummate the Transactions.

         3.2 Due Authorization. Purchaser's directors (as required by its organizational documents) have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the Transactions, and no other corporate proceedings are necessary to authorize the Transaction Documents and to consummate the Transactions. This Agreement and each of the Transaction Documents to which Purchaser is a party constitute, or will constitute, when executed and delivered, a valid and binding agreement of Purchaser enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the enforcement of creditors rights and remedies generally and to the availability of specific performance or other equitable remedies.

         3.3 No Conflict; Consents. The execution and delivery by Purchaser of the Transaction Documents to which it is a party and the consummation by Purchaser of the Transactions do not and will not: (a) violate the terms of, result in any breach of or any loss of benefit under any material instrument, document or agreement to which Purchaser is a party or by which Purchaser is bound; or (b) violate any material order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity applicable to Purchaser. Except as set forth on Schedule 3.3, Purchaser is not required to obtain any consent from any Governmental Entity or other third party in connection with the execution and delivery of this Agreement or the consummation of the Transactions that could reasonably be anticipated to cause a Material Adverse Effect if such consent were not obtained.

         3.4 Litigation. As of the date hereof, (A) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser and (B) the Purchaser is not subject to any outstanding order, writ, judgment, injunction or decree of any or Governmental Entity which, in the case of (A) or (B), would, individually or in the aggregate, reasonably be expected to prevent or materially delay Purchaser's ability to consummate the Transactions.

         3.5 Disclosure Documents. The information with respect to the Purchaser that the Purchaser furnishes to the Company in writing and specifically designated for use in a proxy statement (the "Proxy Statement") or in any other filing required to be made by Sellers with the SEC other than the Proxy Statement (the "Other Filings") will not at the time provided contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         3.6 Financing. Purchaser has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the Transactions, and will have sufficient funds available to consummate the Transactions.

         3.7 Purchaser's Assets. Purchaser's principal assets are trademarks, franchise contracts, owned and leased hotels, management contracts, joint venture agreements, and ancillary support businesses. Purchaser's business comprises the ownership, leasing, management and franchising of hotels and resorts primarily under the following brands: Holiday Inn, Crowne Plaza, Holiday Inn Express and Staybridge Suites.

         3.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE IV
                                OTHER COVENANTS

         4.1 Payment by Sellers of Sellers' Vendors and Other Indebtedness. Seller will make payment in full to all vendors, suppliers, merchants, wholesalers, distributors, service companies or similar suppliers of products and services to the Business (collectively, "Vendors") for all amounts payable to such Vendors in respect of products and services provided to the Business prior to the Effective Time. Purchaser shall have no liability whatsoever for any invoices from Vendors relating to the Business or to the ownership and/or operation of any of the Assets prior to the Effective Time. Purchaser will have responsibility for purchase orders of the Business outstanding at the Effective Time, provided that purchase orders that individually exceed $5,000 must be approved by Purchaser in writing prior to the Closing and Sellers will retain all liability and obligation pursuant to purchase orders that have not been approved by Purchaser in writing prior to the Closing to the extent the aggregate of the amounts payable pursuant to such purchase orders exceeds $10,000. Sellers will pay all of their debts and discharge all of their obligations as and when they become due consistent with past practices. Each Seller covenants that before the Effective Time all assessments levied against the Assets, if any, that are payable by each Seller shall be paid in full by each Seller even if the assessments are due in installments after the Effective Time. Each Seller covenants that it shall pay any income, sales, use, business, franchise, occupation, withholding, employment, security or similar tax, and all other taxes of any kind whatsoever with respect to the Assets and/or the operation of the Business relating to any period prior to the Effective Time and Purchaser shall pay all such taxes relating to periods after the Effective Time.

         4.2 Sales and Transfer Taxes. Each Seller and Purchaser will use reasonable efforts to take all necessary action to cause the consummation of the Transactions to qualify for an exemption from any obligation to pay sales, use, transfer, recording and similar taxes (federal, state, city or otherwise) in connection therewith. To the extent any such taxes are payable, however, each of Sellers, on the one hand, and Purchaser, on the other hand, shall be responsible for the payment of one-half of such taxes.

         4.3      Employees.

                  (a) Purchaser will offer employment at the Effective Time to all hotel-based operational employees, including to hotel general managers of Sellers in good standing but not currently assigned to a specific hotel, employed in connection with the operations of the Business, and to certain strategic sales directors designated on Schedule 2.15, and Purchaser may (but shall not be obligated to) offer employment to other employees of the Business. Individuals who are offered and who accept employment with Purchaser shall commence employment with Purchaser effective as of the Effective Time and are referred to herein as "Hired Employees". Sellers shall in all events comply with the requirements of COBRA.

                  (b) Purchaser acknowledges that Purchaser shall be responsible for the employment-related obligations with respect to the Hired Employees that arise with respect to their employment by Purchaser as of the Effective Time. For purposes of this section, "employment related obligations" shall include compensation for services performed for Purchaser after the Effective Time (and related employment and withholding taxes), benefits accrued under any Purchaser-sponsored plan or arrangement of Purchaser covering the employees after the Effective Time, worker's compensation benefits with respect to injuries after the Effective Time and Accrued Vacation and Accrued Medical Leave of Absence.

                  (c) Seller shall have responsibility for and shall pay when due all compensation and benefits owed (i) to Hired Employees, for all service and employment prior to the Effective Time, except to the extent specifically included in the Assumed Liabilities, and (ii) to all other employees of Sellers. Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") with respect to any "plant closing" or "mass layoff", as those terms are defined in WARN, which may result from any Seller's termination of the employment of any of its employees in connection with the transactions contemplated by this Agreement, and Purchaser shall have no obligation or responsibility therefor.

                  (d) Subject to the terms and conditions of any applicable collective bargaining agreement which may be in effect at any time in the future, for a period of one (1) year immediately following the Effective Time, Purchaser shall provide the Hired Employees with a compensation package which is, when combined with the Employee Plans described in clause (e) of this
Section 4.3, substantially comparable in the aggregate the compensation package and Employee Plans which the Hired Employees are provided by Sellers as reflected on Schedule 2.15.

                  (e) Subject to the terms and conditions of any applicable collective bargaining agreement which may be in effect at any time in the future, for a period of one (1) year immediately following the Effective Time, Purchaser shall provide the Hired Employees certain Employee Plans that are, when combined with the compensation package described in clause (d) of this
Section 4.3, substantially comparable in the aggregate the compensation package and Employee Plans which the Hired Employees are provided as reflected on
Schedule 2.9. Purchaser shall ensure that its Employee Plans credit employment with any of Sellers prior to the Effective Time the same as employment with any of Purchaser, its parent and its subsidiaries from and after the Effective Time for purposes of eligibility, vesting, and benefit accrual (except with respect to any defined benefit or cash balance plan) under Sellers' Employee Plans.

                  (f) Immediately after the Effective Time, Purchaser shall cause the Hired Employees to be covered by one or more medical benefit plans ("Purchaser's Medical Plans") which shall provide benefits to the Hired Employees and their dependents which in the aggregate are no less favorable then the medical benefits which were provided to the Hired Employees and their dependents by Sellers' medical plans. Purchaser's Medical Plans shall waive any "pre-existing conditions" exclusions or limitations which would cause any of the Hired Employees or their dependents to be excluded from Purchaser's Medical Plans immediately after the Effective Time. Purchaser shall give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, the Hired Employees in the plan year in which the Closing Date occurs with respect to medical plans maintained by Sellers for their benefit immediately prior to the Effective Time.

                  (g) Subject to the terms and conditions of any applicable collective bargaining agreement which is currently in effect or which may be in effect at any time in the future, each Hired Employee who satisfies the eligibility requirements of Purchaser's 401(k) plan shall become eligible to participate in Purchaser's 401(k) plan as of the Effective Time. Purchaser's 401(k) plan shall accept rollovers from any Seller's 401(k) plan with respect to Hired Employees who participate in Purchaser's 401(k) plan.

                  (h) Purchaser shall not assume any of the Employee Plans, and any liabilities arising from Sellers' employment of the employees prior to the Effective Time shall remain the sole obligation of Sellers.

                  (i) No provision of this Agreement shall create any third-party beneficiary rights in any Hired Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Hired Employee by Purchaser or under any benefit plan which Purchaser may maintain.

         4.4 Conduct of the Business. Except as expressly contemplated in this Agreement or as otherwise consented to in writing by Purchaser, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time,

                  (a)      Candlewood shall, and shall cause its subsidiaries to

                           (i)      carry on the Businesses in the usual,
regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, will use commercially reasonable efforts to preserve intact its current organization, maintain the Assets, the Business and the System in good condition in a manner consistent with past practice, keep available the services of its current officers and employees, preserve its relationships with persons having business dealings with it, solicit and process applications for Licenses in the ordinary course of business, consistent with past practice, and promptly deliver to Purchaser true and correct copies of any Licenses Sellers may enter into in accordance with the terms of this Agreement;

                           (ii)     Sellers will, for no additional
consideration due from Purchaser, pay to Purchaser at the Effective Time the full amount paid by any Franchisee to any Seller as liquidated damages to effect the early termination of any License;

                           (iii)    use its commercially reasonable efforts to
maintain insurance coverage of the types and in the amounts carried by it prior to the execution of this Agreement and promptly report all known claims within the applicable claims period; and

                           (iv)     take all action that is necessary and
appropriate to terminate any license of rights related to the Franchising Intangibles other than any license of such rights between any Seller and any Franchisee entered into pursuant to any License, including any license of such rights by Candlewood to Franchisor that will be assumed by Purchaser in connection with the Transactions; and

                  (b) Candlewood shall not, and shall not permit any of its subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Purchaser (which consent will not be withheld unreasonably):

                           (i)      purchase, sell, lease or dispose of any
material property related to the Business or Assets and not incur any material liability or make any material commitment or enter into any other material transaction related to the Business, except in the ordinary and usual course of business or pursuant to contracts existing on the date hereof;

                           (ii)     agree to amend, modify or terminate any
existing License or materially amend or modify any existing Assumed Contract, whether or not in the ordinary and usual course of business;

                           (iii)    enter into any License or take any action
which would influence a prospective Franchisee of the Business whose profile is more suited for the Business to enter into a franchise or license agreement in respect of Sellers Cambridge Suites business;

                           (iv)     except as expressly provided by this
Agreement, by that certain voting agreement entered into between HPT and certain of Candlewood's stockholders in connection with the HPT Agreements, or by any plan of dissolution approved by Candlewood's stockholders, amend or propose to amend Candlewood's or any of its subsidiaries' articles of incorporation or organization, bylaws, operating agreement, partnership agreement or other comparable charter or organizational documents, or modify or agree to modify in any material respect the operative documents or procedures of IACHO;

                           (v)      acquire (A) by merging or consolidating
with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to Candlewood and its subsidiaries, taken as a whole, except purchases of assets in the ordinary course of business;

                           (vi)     pledge or encumber, sell, lease, license,
dispose of or otherwise transfer any assets material to the Business, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its subsidiaries) other than (A) in the case of pledges, encumbrances and leases, in connection with the purchase of equipment subject to capital lease or other similar financing arrangements in the ordinary course of business consistent with Candlewood's past practice, and (B) dispositions in the ordinary course of business of equipment no longer used in the businesses of Candlewood and its subsidiaries;

                           (vii)    except as contemplated by the HPT
Agreements, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Candlewood or any of its subsidiaries;

                           (viii)   make any changes in accounting methods,
principles or practices or any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may have been required by a change in GAAP or applicable Law;

                           (ix)     (A) pay, discharge, settle or satisfy any
material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the in ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, unless such payment, discharge, settlement or satisfaction would not reasonably be expected to impose upon Candlewood or any of its subsidiaries any material burden that would remain in effect and apply to the Assets after the Closing, or (B) waive any benefits of, modify in any respect, or fail to enforce any confidentiality, standstill or similar agreements to which Candlewood or any of its subsidiaries is a party which results in a Material Adverse Effect;

                           (x)      knowingly waive, release or assign any
material rights or claims thereunder in a manner adverse to the Business or the Assets (including any write-off or other compromise of any material accounts receivable of Candlewood or any of its subsidiaries related to the Business or the Assets);

                           (xi)     except on a non-exclusive basis in the
ordinary course of business, license any material intellectual property rights related to the Business or the Assets to any other person;

                           (xii)    compromise or settle any material litigation
or arbitration proceeding related to the Business or the Assets;

                           (xiii)   permit the prepayment of or compromise or
discount any of Franchised Receivables;

                           (xiv)    except for individual annual merit increases
in salary or wages of less than 2.5% offered in the ordinary course of business consistent with past practice, amend or modify compensation or benefits payable to or for the benefit of any person being considered as a Hired Employee, including any raises in salary or wages, any modification of any Benefit Plan, or Seller's vacation or medical leave of absence policy; or

                           (xv)     authorize any of, or commit or agree, in
writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction of any conditions in Article VI.

         4.5 Proxy Statement. As promptly as practicable after the execution of this Agreement, Candlewood will prepare and file with the SEC a Proxy Statement and any Other Filings which shall comply in all material respects with the provisions of the Exchange Act. Purchaser will provide Candlewood with any information which is specifically requested by Candlewood in writing and which may be required in order to effectuate the preparation and filing of the Proxy Statement. Candlewood will use its commercially reasonable efforts to respond to any comments from the SEC. Candlewood will notify Purchaser promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Candlewood will promptly inform Purchaser of such occurrence and file with the SEC or its staff, and/or mail to stockholders of Candlewood such amendment or supplement. Candlewood shall provide Purchaser (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Purchaser with a copy of all such filings made with the SEC.

         4.6 Special Meeting. Candlewood (i) shall call a special meeting of its stockholders ("Special Meeting") to be held as promptly as practicable after the filing of the Proxy Statement with the SEC for the purpose of voting upon the Transactions, (ii) will cause the Proxy Statement to be mailed to its stockholders and (iii) subject to the fiduciary duties of the board of directors of Candlewood under Delaware law, shall use all reasonable efforts to obtain stockholder approval of the Transactions.

         4.7      No Solicitation.

                  (a) If, prior to receipt of the Stockholder Approval, Candlewood shall receive a Purchase Proposal from any person, and Candlewood's board of directors shall determine in good faith, after consultation with independent counsel and Candlewood's financial advisor, that failing to take such action would be inconsistent with its fiduciary obligations under Delaware law, Candlewood's board of directors may, in response to a Purchase Proposal, terminate this Agreement and accept such Purchase Proposal, and then Candlewood shall give Purchasers notice thereof and, subject to the continuing obligations of Sellers hereunder, including under Section 4.8, this Agreement shall terminate without recourse. For purposes of this Agreement, a "Purchase Proposal" shall mean any offer or proposal concerning any (A) merger, consolidation, business combination, or similar transaction involving Candlewood or any of its subsidiaries, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Candlewood or any of its subsidiaries representing 25% or more of the consolidated assets of Candlewood and its subsidiaries, (C) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 25% or more of the voting power of Candlewood or (D) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding voting capital stock of Candlewood or (E) any combination of the foregoing.

                  (b) Candlewood shall not, and shall not permit any of its subsidiaries, officers or directors, or any of its representatives, directly or indirectly, to knowingly solicit or initiate (including by way of furnishing any non-public information concerning Candlewood's business, properties, assets or prospects) discussions, inquiries or proposals or participate in any negotiation leading to any proposal concerning any Purchase Proposal or for the sale of all or substantially all of Candlewood's Assets or for the purchase of all or substantially all of Candlewood's equity securities, except for the transactions contemplated by this Agreement and the HPT Agreements; provided, however, that if, at any time prior to the obtaining of the Stockholder Approval, Candlewood's board of directors determines in good faith, after consultation with independent counsel, that failing to take such action would be inconsistent with its fiduciary duties to Candlewood's stockholders, Candlewood may, in response to a Purchase Proposal, (i) furnish information with respect to Candlewood and its subsidiaries to the person making such Purchase Proposal pursuant to a customary confidentiality agreement and (ii) participate in discussions and negotiations with respect to such Purchase Proposal. If Candlewood shall receive any offer or request for non-public information, it shall (i) inform Purchaser that an offer or request has been received, and (ii) furnish to Purchaser the identity of the offerer or person making the request, and, in the case of an offer, a copy of such offer or, if oral, a description of the material terms thereof.

         4.8 Termination Fee. If Candlewood accepts a Purchase Proposal and terminates this Agreement pursuant to Section 4.7, Candlewood shall promptly, but in no event later than two business days after the consummation of the transactions contemplated by such Purchase Proposal, pay Purchaser an aggregate termination fee of $428,571.43.

         4.9      Noncompetition.

                  (a) Seller acknowledges that (1) Sellers are the exclusive franchisors of the System and provide the Services to extended-stay mid-priced hotels (the "Restricted Activity") pursuant to its Business throughout the United States (the "Territory") (2) Purchaser would not purchase the Business and the Assets or enter into the transactions contemplated by this Agreement without assurances that Sellers will not engage in the activities prohibited by this Agreement for the specified periods, (3) in order to induce Purchaser to enter into this Agreement, Sellers will restrict their actions as provided in this Agreement, and (4) such restrictions are reasonable in light of the Business and the benefits of this and other transactions contemplated by this Agreement to Sellers. Sellers and Purchaser agree that:

                           (i)      until the third anniversary of the Closing
Date or until such time as neither Purchaser nor any of its subsidiaries is engaged in the Restricted Activity in the Territory, whichever is earlier (the "Expiration Date"), Sellers will not directly or indirectly, in the Territory either engage in, have any interest in, act as agent, broker, or distributor for or adviser or consultant to, or in any way assist (whether by solicitation of customers or employees or otherwise) any person, firm, corporation or business entity other than Purchaser and its affiliates which is engaged, or which any Seller knows is undertaking to become engaged, in the Territory in the Restricted Activity; provided that this Section 4.9(a)(i) shall not prohibit Sellers from owning any publicly traded shares or other securities of any company that is engaged in any such business so long as the aggregate amount of all such shares and other securities owned by any such Seller does not exceed 5% of the outstanding shares or securities of such company;

                           (ii)     until the Expiration Date, Sellers will not
directly or indirectly induce a Franchisee or a prospective franchisee of the Business to become a franchisee of any business entity operating in the Territory (other than Purchaser or its affiliates) with respect to extended-stay hotels; and

                           (iii)    until the Expiration Date, no Seller will
directly or indirectly through a business entity in which he or any of his affiliates has an ownership interest, request or induce any employee of Purchaser to terminate his employment with Purchaser or its affiliates and accept employment with another business entity engaged in the Restricted Activity in the Territory.

                           (iv)     For purposes of this Section 4.9, a
"mid-priced, extended-stay" hotel is a hotel with an average daily rate between $55 and $75 and that more than 50% of the guests of which occupy rooms for more than seven nights, and does not include any of Sellers' Cambridge Suites hotels open and operating on the date of this Agreement so long as such hotels are operated in the same manner as they are operated on the date of this Agreement.

         4.10 Franchising Receivables. Purchaser and Sellers will negotiate in good faith to determine a value of all accounts receivable of the Business arising solely pursuant to the terms of the Licenses (the "Franchising Receivables"). If the parties agree on a value of the Franchising Receivables, Purchaser may purchase from Sellers all of the Franchising Receivables by paying to Sellers such agreed value at the Closing.

         4.11 Maintenance of Books and Records. After the Effective Time, where there is a legitimate purpose, each of Sellers and Purchaser shall provide the others and their representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such Party and (ii) the books of account and records of such Party, but, in each case, only to the extent relating to the assets, liabilities or operations of the Business prior to the Effective Time or the performance of the Assumed Liabilities, and the other Parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party; and further, provided, that, as to so much of such information as constitutes Trade Secrets or confidential business information of such Party, the requesting Party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such Party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such Party, through sources other than the requesting Party, its affiliates or its officers, directors or representatives. All books and records possessed or to be possessed by such Party relating to any of the Assets, liabilities or business of the Business prior to the Effective Time shall be preserved for a reasonable period of time, but in any event for not less than two years. Before destroying any such records, a Party send to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless another Party objects to the destruction in which case the Party seeking to destroy the records shall deliver such records to the objecting Party.

         4.12 Liability Insurance. Sellers shall maintain their current liability insurance in full force and effect until the Closing Date, cause Purchaser to be named as an additional insured thereon as of the Effective Time, deliver to the Purchaser certificates of insurance to that effect, and maintain Purchaser as a named insured thereon.

         4.13 Further Action; Future Cooperation. Sellers and Purchaser shall take such actions, do all things necessary, and execute such documents, certificates, instruments and other papers as may be reasonably required or desirable to carry out the provisions of this Agreement and the Transactions, and shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. Sellers will cooperate and use their commercially reasonable efforts to have the present officers, directors and employees cooperate with Purchaser at and following the Closing in furnishing documents, information, evidence, testimony and other assistance, whether in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing or otherwise. Sellers will further so cooperate prior to the Closing Date in the transfer of the operations of all hotels owned or leased by Sellers and operating under the name "Candlewood Suites", which hotels are the subject of an effective License, to Purchaser, which cooperation will include, in addition to the foregoing, the granting to Purchaser and its agents of reasonable access to Sellers' offices and facilities and to such hotels during normal business hours, prorations of all utility deposits, and prompt and complete transfer of all employee and other files and records after the Effective Time. The Party requesting cooperation, information or actions under this Section 4.12 shall reimburse the other Party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith, which costs and expenses shall not, however, include per diem charges for employees or allocations of overhead charges.

         4.14 Appropriate Action; Consents; Filings. The Purchaser and Sellers shall use their commercially reasonable efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders respectively required to be obtained or made by Purchaser and Sellers or any of their respective subsidiaries, or to avoid any action or proceeding by any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (C) make or assist the other parties hereto in making all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under the Exchange Act, and any other applicable law; provided, however, that Purchaser and Sellers shall cooperate with each other in connection with the making of all such filings, including providing copies, if requested, of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith, and to assist Purchaser in preparing a UFOC sufficient for the Purchaser's operation of the Business after the Effective Time. The Purchaser and Sellers shall furnish, upon written request, to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

         4.15 Public Announcements. Purchaser and Sellers shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Transaction (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation
Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Transaction, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

                                    ARTICLE V
                                     CLOSING

         5.1 Closing Deliveries of Sellers. At the Closing, Sellers shall make the following deliveries to Purchaser and shall execute and deliver to Purchaser or otherwise cause to be delivered to Purchaser, as the case may be, each of the following documents dated as of the Closing Date:

                  (a)      Manager's and Officer's Certificates.

                           (i)      A certificate dated the Closing Date from
Candlewood and duly executed by the appropriate officer of Candlewood: (i) setting forth the names, titles and signatures of the officers of Candlewood executing the Transaction Documents to be executed by Candlewood, (ii) attaching certified copies of all resolutions of the directors and the stockholders authorizing the execution and delivery of this Agreement, the Transaction Documents and consummation of the Transactions, which certificate shall state that such resolutions have not been modified, amended or rescinded, and (iii) attaching a complete copy of the Certificate of Incorporation of Candlewood certified by the Delaware Secretary of State and a complete copy of the current Bylaws of Candlewood certified by the appropriate officer of Candlewood.

                           (ii)     A certificate dated the Closing Date from
Franchisor and duly executed by the appropriate manager or officer of
Franchisor: (i) setting forth the names and titles of the managers or officers of Franchisor executing the Transaction Documents to be executed by Franchisor and the signatures of such managers or officers, (ii) attaching certified copies of all resolutions of the members and/or managers authorizing or otherwise addressing the execution and delivery of this Agreement, the Transaction Documents and consummation of the Transactions, which certificate shall state that such resolutions have not been modified, amended or rescinded, and (iii) attaching a complete copy of the Certificate of Formation of Franchisor certified by the Delaware Secretary of State and a complete copy of the current limited liability company agreement of Franchisor certified by the appropriate manager or officer of Franchisor.

                           (iii)    The other certificates required by Section
1.2.

                  (b) Closing Certificate. A certificate, dated the Closing Date, from the chief executive officer or other senior officer of each Seller to the effect that:

                           (i)      each of the representations and warranties
of Sellers set forth in this Agreement is true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties that speak as of a specific date,

                           (ii)     Each Seller has performed and complied in
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, and

                           (iii)    all conditions precedent to the obligations
of Sellers under this Agreement have been satisfied or waived.

                  (c) General Conveyance, Bill of Sale and Assignment and Assumption Agreement. A combined general warranty bill of sale (with respect to all Assets) and assignment and assumption instruments relating to the Equipment Leases, the Licenses and the Assumed Contracts, in substantially the form attached hereto as Exhibit C (the "General Conveyance, Bill of Sale and Assignment and Assumption Agreement").

                  (d) Assignment and Assumption of Certain Franchising Intangibles. The Franchise Assignments, which shall be in substantially the form attached hereto as Exhibit D, as to the assumption by Purchaser of each Seller's right, title and interest in and to certain of the Franchising Intangibles (the "Franchise Assignments").

                  (e) Certificate of Existence and Good Standing. A Certificate of Existence with respect to each Seller issued by the Secretary of State of such Seller's state of incorporation or organization, and a certificate of good standing for each Seller as to each other state in which any of the Business is located.

                  (f) Consents. Executed copies of each of the consents necessary to consummate the Transactions (including the consents listed on Schedule 2.3 hereto as of the date of this Agreement), each of which shall be in form and substance reasonably acceptable to Sellers and Purchaser.

                  (g) Certificates of Insurance. Certificates of insurance in respect of Sellers' liability insurance policies naming Purchaser as a named insured thereon effective as of the Effective Time.

                  (h) License and Sublicenses. The trademark license described in Section 5.2(h) and duly executed franchise agreements or sublicenses authorizing all third parties which use the mark "Cambridge Suites by Candlewood"(R) to use such mark, in form reasonably acceptable to Purchaser.

                  (i) Additional Documents. Any and all other documents reasonably requested by Purchaser or its counsel, including any additional documents listed in the draft closing agenda set forth as Exhibit E.

         5.2      Closing Deliveries of Purchaser. At the Closing (except as to
Section 5.2(b), after the Closing), Purchaser shall make the following deliveries to Sellers and shall execute and deliver to Sellers or otherwise cause to be delivered to Sellers, as the case may be, each of the following documents dated as of the Closing Date:

                  (a) Officer's Certificate. A certificate dated the Closing Date and duly executed by the officers of Purchaser: (i) setting forth the names and titles of the officers of Purchaser executing the Transaction Documents to be executed by Purchaser and the signatures of such officers, (ii) attaching certified copies of all resolutions of the Board of Directors of Purchaser authorizing or otherwise addressing the execution and delivery of this Agreement, the Transaction Documents and consummation of the Transactions, which certificate shall state that such resolutions have not been modified, amended or rescinded, and (iii) attaching a complete copy of the Certificate of Incorporation of Purchaser certified by the Delaware Secretary of State and a complete copy of the current Bylaws of Purchaser certified by the officers of Purchaser.

                  (b) Closing Certificate. A certificate, dated the Closing Date, from the chief executive officer or other senior officer of Purchaser to the effect that

                           (i)      each of the representations and warranties
of Purchaser set forth in this Agreement is true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties that speak as of a specific date,

                           (ii)     Purchaser has performed and complied in all
material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, and

                           (iii)    all conditions precedent to the obligations
of Purchaser under this Agreement have been satisfied or waived.

                  (c) General Conveyance, Bill of Sale and Assignment and Assumption Agreement. The General Conveyance, Bill of Sale and Assignment and Assumption Agreement.

                  (d) Assignment and Assumption of Franchising Intangibles. The Franchise Assignments.

                  (e) Good Standing Certificate. A good standing certificate with respect to Purchaser issued by the Delaware Secretary of State.

                  (f) Consents. Executed copies of each of the consents necessary to consummate the Transactions (including the consents listed on Schedule 3.3 hereto as of the date of this Agreement), each of which shall be in form and substance reasonably acceptable to Sellers and Purchaser.

                  (g) Purchase Price. At the Closing, the Purchase Price to be paid at Closing shall be paid by Purchaser in accordance with Section 1.2.

                  (h) Trademark License. A world-wide, six-month, royalty-free, non-exclusive license to use or authorize the use of the trademark "Cambridge Suites by Candlewood"(R) exclusively in connection with Sellers' four existing Cambridge Suites franchise or license agreements for the purpose of changing signage and consuming or disposing of stationery, documents and all other items bearing such trademark to terminate the use of such trademark in connection with such hotels, which license shall also provide Sellers' agreement to terminate all use of such mark by any other person claiming rights under Sellers.

                  (i) Additional Documents. Any and all other documents reasonably requested by Sellers or their counsel, including any additional documents listed in the draft closing agenda set forth as Exhibit E.

         5.3 Conditions to Each Party's Obligations to Close. The respective obligations of Purchaser to take the actions required to be taken by Purchaser at the Closing and Sellers to take the actions required to be taken by Sellers at the Closing are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) the receipt of all necessary regulatory approvals required by applicable law for the consummation of the Transactions and the expiration or termination of any applicable waiting period with respect thereto;

                  (b) there shall not have been instituted, pending or threatened any action or proceeding by any Governmental Entity or before any Governmental Entity or court of competent jurisdiction, nor shall there be in effect any judgment, decree order, or injunction of any Governmental Entity or court of competent jurisdiction, or any other legal restraint preventing or seeking to prevent consummation of the transactions contemplated by this Agreement;

                  (c) the stockholders of Candlewood shall have approved at a special meeting of the stockholders duly convened the execution and delivery of this Agreement and the consummation of the Transactions;

                  (d) Candlewood, certain of Candlewood's affiliates, HPT, and certain of HPT's affiliates shall have effected the transactions contemplated by that certain Termination Agreement; and

                  (e) Candlewood, certain of Candlewood's affiliates and HPT shall have consummated the transactions contemplated by the HPT Agreements.

         5.4 Conditions to Purchaser's Obligation to Close. The obligation of Purchaser to take the actions required to be taken by Purchaser at the Closing are subject to the satisfaction of the following conditions on or before the Closing Date, the compliance with or occurrence of which may be waived, in whole or in part, by Purchaser:

                  (a) Accuracy of Representations. The representations and warranties of Sellers contained in this Agreement shall be true on and as of the Closing Date with the same effect as if made on and as of such date except for any representations and warranties that speak as of a specific date (which shall be true as of such date) except for such failures of such representations and warranties to be true that would not, individually or in the aggregate, result in a Material Adverse Effect, taking into account all events and circumstances under Section 5.4(a), (b) and (d) which could be included in determining whether there has been a Material Adverse Effect;

                  (b) Performance of Obligations. Sellers shall have performed, complied with and satisfied all agreements, covenants and conditions required by this Agreement to be performed, complied with and satisfied by them prior to the Closing Date, in accordance with the terms of this Agreement, except for such failures so to perform, comply with or satisfy that would not, individually or in the aggregate, result in a Material Adverse Effect, taking into account all events and circumstances under Section 5.4(a), (b) and (d) which could be included in determining whether there has been a Material Adverse Effect;

                  (c) Delivery of Documents. Sellers shall have delivered each of the documents required to be delivered by Sellers pursuant to Section 5.1;

                  (d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, or any litigation, claim, event or development that individually or in the aggregate has resulted in a Material Adverse Effect, with respect to Sellers, the Business or the Assets, taken as a whole, taking into account all events and circumstances under Section 5.4(a), (b) and (d) which could be included in determining whether there has been a Material Adverse Effect;

                  (e) Fairness Opinion. An internationally recognized investment banker shall have delivered to Candlewood's Board of Directors its opinion to the effect that the consideration payable hereunder and under the HPT Agreements is fair to Candlewood and its stockholders, which opinion shall not have been withdrawn;

                  (f) Change of Names. Candlewood shall have taken, or caused to be taken, all actions that are necessary and appropriate to amend the certificates of incorporation, certificates of formation, or other similar organizational documents of Candlewood and all of its subsidiaries, and such documents shall have been amended, to remove from the corporate or legal name of each such entity reference to the name "Candlewood" or any other Franchise Intangible; and

                  (g) Dissolution of Sellers. Candlewood's Board of Directors and stockholders shall have duly adopted a plan of dissolution that provides for the satisfaction of all outstanding indebtedness and other liabilities of Candlewood prior to Candlewood's complete liquidation in accordance with Delaware law, and Candlewood shall not have withdrawn or rendered ineffective such plan of dissolution as of the Effective Time.

         5.5 Conditions to Sellers' Obligations to Close. The obligation of Sellers to take the actions required to be taken by Sellers at the Closing are subject to the satisfaction of the following conditions on or before the Closing Date, the compliance with or occurrence of which may be waived, in whole or in part, by Candlewood:

                  (a) Accuracy of Representations. The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as if made on and as of such date except for any representations and warranties that speak as of a specific date (which shall be true in all material respects as of such date) except for such failures of such representations and warranties to be true that would not, individually or in the aggregate, result in a Material Adverse Effect;

                  (b) Performance of Obligations. Purchaser shall have performed, complied with and satisfied all material agreements, covenants and conditions required by this Agreement to be performed, complied with and satisfied by it prior to the Effective Time, in accordance with the terms of this Agreement, except for such failures so to perform, comply with or satisfy that would not, individually or in the aggregate, result in a Material Adverse Effect; and

                  (c) Delivery of Documents. Purchaser shall have delivered each of the documents required to be delivered by Purchaser pursuant to Section 5.2.

                                   ARTICLE VI

         6.1 Termination. This Agreement may be terminated, and the Transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after receipt of Stockholder
Approval:

                  (a)      By mutual written consent of Purchaser and Sellers;

                  (b) By either the Purchaser or Sellers if the Transaction shall not have been consummated prior to February 28, 2004 ("Outside Date"); provided however that the right to terminate this Agreement under this Section 7.l(b) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the primary cause of the failure of the Transactions to occur on or before the Outside Date;

                  (c) By either Purchaser or Sellers if the Stockholder Approval is not obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

                  (d) By either Purchaser or Sellers if either the HPT Purchase Agreement or the Termination Agreement has been terminated;

                  (e)      By Candlewood pursuant to Section 4.7;

                  (f) By Purchaser, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and such Material Adverse Effect is not cured within 20 days after written notice thereof;

                  (g) By Purchaser, if (i)(A) there shall be breached any covenant or agreement on the part of a party other than Purchaser set forth in this Agreement, or (B) any representation or warranty of a party other than Purchaser set forth in this Agreement shall have become untrue, (ii) such breach or misrepresentation is not cured within 20 days after written notice thereof, and (iii) such breach or misrepresentation would cause any of the conditions set forth in
         Section 5.4 not to be satisfied; and

                  (h) By Sellers, if (i)(A) Purchaser has breached any covenant or agreement on the part of Purchaser set forth in this Agreement, or (B) any representation or warranty of Purchaser set forth in this Agreement shall have become untrue, (ii) such breach or misrepresentation is not cured within 20 days after written notice thereof and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 5.5 not to be satisfied.

         6.2      Effect of Termination.

                  (a) In the event of termination of this Agreement by either Purchaser or Sellers as provided in Section 6.1, this Agreement shall terminate and there shall be no liability or obligation on the part of Purchaser or Sellers or their respective Subsidiaries, officers or directors except (x) with respect to this Section 6.2, Section 4.7 and Article VI and the obligations incorporated by reference and (y) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

                  (b) Purchaser and Sellers agree that if this Agreement is terminated pursuant to Section 6.1(e), then Sellers shall pay Purchaser the amount specified in Section 4.8 plus an additional amount equal to the sum of Purchaser's Expenses up to an amount equal to $500,000.

                  (c) Purchaser and Sellers agree that if this Agreement is terminated pursuant to Section 6.1(g), then Sellers shall pay to Purchaser an amount equal to the sum of Purchaser's Expenses up to an amount equal to $500,000.

                  (d) Purchaser and Sellers agree that if this Agreement is terminated pursuant to Section 6.1(h), then Purchaser shall pay to Sellers an amount equal to the sum of Sellers' Expenses up to an amount equal to $500,000.

                  (e)      Payment of Expenses pursuant to Section 6.2(b),
         Section 6.2(c) or Section 6.2(d) shall be made not later than two business days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 90th day after such party delivers such notice of demand for payment).

                  (f) All payments under Section 6.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

                  (g) For the purposes of this Section 6.2, the term "Expenses" shall mean all reasonable and customary out-of-pocket expenses incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

                      ARTICLE VII MISCELLANEOUS PROVISIONS

         7.1 Effect of Representations and Warranties. Notwithstanding anything to the contrary set forth herein, in the case of any breach by any of Sellers of any of such Sellers' representations and warranties contained in
Article II or any breach by Purchaser of any of Purchaser's representations and warranties contained in Article III, the non-breaching Party's sole right shall be the exercise (if it is entitled to do so) of its rights not to close under
Article V hereof and its rights of termination pursuant to Article VI hereof (and the non-breaching Party's sole remedies in connection therewith shall be those expressly set forth or referenced in Article VI hereof) and none of the Parties who committed such breach of its representations and warranties shall, subject to making any required payments provided for or referenced in Article

VI, at any time (whether before, on or after the Effective Date) have any further liability whatsoever with respect to any such breach. For purposes of clarity, the limitations contained in this Section 7.1 do not apply in respect of (a) any breach of any covenant or other agreement of Purchaser or Sellers contained in this Agreement, or (b) any willful or intentional breach of any representation or warranty of Purchaser or Sellers contained in this Agreement.

         7.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         7.3 Headings. The subject headings of the articles, sections and subsections of this Agreement and the table of contents are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         7.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings, both written and oral, of the parties and the rights and remedies of the parties hereto with respect to the subject matter of this Agreement shall be governed by the express terms hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

         7.5 Counterparts; Copies. This Agreement and any amendments hereto may be executed by the parties hereto in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. This Agreement and any amendments thereto may be executed by the parties hereto in several copies each of which shall be deemed an original and it shall not be necessary, when making proof of this Agreement, to account for or produce more than one original of such copies. Any signature delivered by a Party by facsimile transmission shall be deemed to be an original signature thereto.

         7.6 Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns and shall inure to the benefit of their respective permitted legal representatives, heirs, successors and assigns.

         7.7 Expenses. Except as otherwise specifically provided herein, Purchaser and Sellers shall each respectively be responsible for their own fees and expenses regarding the Transactions, including all of the fees and expenses incurred by the parties hereto in connection with the preparation, execution and delivery of this Agreement, including, but not limited to, all legal, accounting and other professional fees.

         7.8 Nature of Representations, Warranties, Covenants and Agreements. No representations or warranties whatsoever are made by any Party, except as specifically set forth in this Agreement, or as specifically set forth in any schedule, instrument, certificate, exhibit or other writing provided for or referred to in this Agreement or in the Transaction Documents. All statements contained in any such instrument or other writing shall be deemed to be representations and warranties under this Agreement to the extent specified in this Agreement.

         7.9 Notices. All notices, offers, acceptances and other communications required or permitted under this Agreement shall be in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed properly addressed as follows:


                To Purchaser:            Six Continents Hotels, Inc.
                                         Suite 100
                                         Three Ravinia Drive
                                         Atlanta, Georgia 30346-2149
                                         Attn: Robert Gunkel


                with copies to:          Six Continents Hotels, Inc
                                         Suite 100
                                         Three Ravinia Drive
                                         Atlanta, Georgia 30346-2149
                                         Attn: Robert Jackman


                                         Sutherland Asbill & Brennan LLP
                                         999 Peachtree Street, N.E., Suite 2300
                                         Atlanta, Georgia 30309-3996
                                         Attn: James Kacena, Esq.

                To any Seller:           Candlewood Hotel Company, Inc.
                                         8621 E. 21st Street North, Suite 200
                                         Wichita, Kansas 67206
                                         Attn: Mr. Warren D. Fix
                with a copy to:          Candlewood Hotel Company, Inc.
                                         8621 E. 21st Street North, Suite 200
                                         Wichita, Kansas 67206
                                         Attn: Mr. Tim D. Johnson

                                         Candlewood Hotel Company, Inc.
                                         8621 E. 21st Street North, Suite 200
                                         Wichita, Kansas 67206
                                         Attn: Mr. Jack P. DeBoer

                                         Latham & Watkins LLP
                                         650 Town Center Drive, 20th Floor
                                         Costa Mesa, California 92626
                                         Attn: William J. Cernius
                                               Charles K. Ruck

and such notice shall be deemed to have been received (i) on the date of delivery if delivered in person or if sent by telecopier or other facsimile transmission (with hard copy of same being mailed to recipient) or (ii) on the first (1st) business day after the date of delivery if sent by same day or overnight courier service, or (iii) upon receipt, if sent by certified or registered United States Mail, return receipt requested, postage and charges prepaid. The time period in which a response to any such notice must be given, or any action taken with respect thereto, however, shall commence to run from the date of receipt by the addressee. Rejection, failure or refusal to accept delivery or the inability to deliver because of changed address of which no notice was given, shall be deemed to constitute receipt of the notice sent by the addressee. Any Party may change its address for notice, election, and other communication from time to time by notifying the other Party of the new address in the manner provided for giving notice herein. If notice is given pursuant to this Section of a permitted successor or assign, then notice shall be given in accordance with the foregoing to such permitted successor or assign.

         7.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         7.11 Exhibits. All exhibits, schedules and attachments to this Agreement and all exhibits, schedules and attachments thereto are hereby incorporated by reference into this Agreement and hereby made a part hereof (whether or not physically attached hereto or thereto).

         7.12 No Third-Party Beneficiary. The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any such other person.

         7.13 Assignment. Neither Sellers, on the one hand, or Purchaser, on the other hand may assign its or their rights or delegate its or their duties under this Agreement without the prior written consent of the other Party.

         7.14     Construction. As used herein:

                  (a)       "Material Adverse Effect" means

                           (i) any change, event, development or effect that has had, or is reasonably likely to have, a materially adverse effect on (A) the liabilities, prospects, condition (financial or other), or results of operations of the Business and the Assets, taken as a whole, or of Purchaser, or (B) the ability of Sellers or Purchaser to consummate the transactions contemplated by this Agreement, or

                           (ii) any changes, events, developments or effects that have had, or are reasonably likely to have, in the aggregate, an adverse effect on the liabilities, prospects, condition (financial or other) or results of operations of the Business or the Assets (including any loss, cost, damage, expense or diminution of value) with an aggregate value of $1,500,000 or more, except in each case other than the termination of Licenses described in the last sentence of this Section 7.13(a), for any such change or condition resulting from (A) changes or developments primarily resulting from the announcement or pendency of this Agreement or the HPT Agreements, (B) changes or developments in the industry in which Sellers operate or
                  (C) changes or developments in financial or securities markets or the economy in general. For purposes of determining whether any Material Adverse Effect exists pursuant to clause (ii) of this Section 7.13(a),

                           (x)      the termination of any License related to
                  (1) any open and operating Hotel except the Rockford, Illinois Hotel, or to any of the Hotels under construction in Anaheim, California, Syracuse, New York, or Sterling, Virginia, shall have a deemed loss value per Hotel equal to the excess of $300,000 over any amount paid to Purchaser pursuant to clause (ii) of Section 4.4(a) in respect of the termination of such License, and (2) the Rockford, Illinois Hotel shall have a deemed loss value equal to the excess of $150,000 over any amount paid to Purchaser pursuant to clause (ii) of Section 4.4(a) in respect of the termination of such License, and

                           (y) Sellers may cure the termination or other loss of any License by paying to the Purchaser the deemed value of any such deemed loss value at or prior to the Effective Time;

                  (b) "Knowledge" means (a) with respect to an individual, "knowledge" of a particular fact or other matter if such individual is aware of such fact or other matter; and (b) with respect to a person (other than an individual), "knowledge" of a particular fact or other matter if any individual who is serving as a director, manager or executive officer of such person is aware of such fact or other matter;

                  (c) whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation"; and

                  (d) whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

         7.15 Disclosure. Any matter disclosed in any section of a Party's Disclosure Schedule shall be considered disclosed for other sections of such Disclosure Schedule, but only to the extent such matter on its face would reasonably be expected to be pertinent to a particular section of a Party's Disclosure Schedule in light of the disclosure made in such section.

         7.16 Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, each and every warranty, representation, covenant and agreement made in this Agreement by any of Sellers or the Purchaser was not made or intended to be made as a personal or individual warranty, representation, covenant or agreement on the part of the incorporator or any stockholder (including any holder of preferred stock of any Seller or the Purchaser), director, officer, agent or partner, past present or future, of any of Sellers or the Purchaser, or any of them, and no personal or individual liability or responsibility is assumed by and no recourse at any time shall be asserted or enforced against, any such incorporator, stockholder (including any holder of preferred stock of any Seller or the Purchaser), director, officer, agent or partner, past, present or future, in respect of any breach or violation by any of Sellers or Purchaser of any representation, warranty, covenant or agreement made in this Agreement, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released. For purposes of clarity, this Section 7.16 shall not limit or impair in any way the rights and obligations of the parties to the Voting Agreement of near or even date herewith among Candlewood, Purchaser and certain stockholders of Candlewood, or any other separate agreement or instrument.

         7.17 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.




                        [SIGNATURES BEGIN ON NEXT PAGE.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, under seal, by their respective duly authorized officers, effective on the date and year first above written.


                                      PURCHASER:


                                      SIX CONTINENTS HOTELS, INC.


                                      By:  /s/ STEVAN D. PORTER
                                         --------------------------------------
                                      Name: STEVAN D. PORTER
                                           ------------------------------------
                                      Its: CHAIRMAN AND PRESIDENT
                                          -------------------------------------

                                                  [CORPORATE SEAL]



                                      SELLERS:

                                      CANDELWOOD HOTEL COMPANY, INC.

                                      By: /s/ JACK P. DE BOER
                                           -----------------------------------
                                      Name:  JACK P. DE BOER
                                           ------------------------------------
                                      Its: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          -------------------------------------

                                               [CORPORATE SEAL]


                                      CANDELWOOD HOTEL COMPANY, L.L.C.

                                      By:/s/ JACK P. DE BOER
                                         --------------------------------------
                                      Name: JACK P. DE BOER
                                           ------------------------------------
                                      Its: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          -------------------------------------

                                                [COMPANY SEAL]